Exhibit 99.1

BOARD RESOLUTIONS OF THE CORETEC GROUP, INC.

ACTION BY WRITTEN CONSENT OF THE BOARD OF DIRECTORS

Pursuant to Section 8 of Article III of the Bylaws of The Coretec Group, Inc. (the “Corporation”), the undersigned, constituting at least a majority of the members of the Board of Directors (the “Board”), hereby adopt the following resolutions by written consent in lieu of a meeting, effective as of May 13, 2025.

WHEREAS, the Board has considered and determined that the following actions are in the best interests of the Corporation and its stockholders:

1.	Elbert Michael Ussery shall continue serving as Co-Chairman of the Board and is formally designated as a Director of the Corporation;

2.	Seonkee Kim shall be appointed Co-Chairman of the Board, President, and Chief Executive Officer of the Corporation;

3.	The Board has received and hereby accepts the voluntary resignations of Jung Min Lee from his positions as directors of the Corporation;

4.	The Board has determined to relieve Antti Uusiheimala of all officer positions he presently hold with the Corporation, effective immediately, and wishes to express its sincere appreciation for his dedicated service and valuable contributions;

5.	The Board has resolved to appoint Ho Seok Kim as the Chief Financial Officer of the Corporation; and

6.	The Board has reviewed and considered the foregoing changes to the Corporation’s executive leadership and governance and determined that they are in the best interests of the Corporation and its stockholders.

NOW, THEREFORE, BE IT RESOLVED:

1.	Continuation and Designation of Co-Chairman and Director

RESOLVED, that Elbert Michael Ussery shall continue serving as Co-Chairman of the Board and is hereby formally designated as a Director of the Corporation, effective immediately, to continue providing strategic leadership in accordance with the Corporation’s Bylaws.

2.	Appointment of Co-Chairman, President, and Chief Executive Officer

RESOLVED FURTHER, that Seonkee Kim is hereby appointed as Co-Chairman of the Board, President, and Chief Executive Officer of the Corporation, effective immediately, and shall have full authority to act in such capacities in accordance with applicable law and the governing documents of the Corporation.

3.	Acceptance of Director Resignation

RESOLVED FURTHER, that the Board hereby accepts the voluntary resignation of Jung Min Lee from his position as Director of the Corporation, effective immediately, and expresses its sincere appreciation for his service and contributions.

4.	Relief of Officers and Recognition of Service

RESOLVED FURTHER, that Antti Uusiheimala is hereby relieved of all officer positions he presently hold with the Corporation, effective immediately, and the Board extends its sincere gratitude and appreciation for his dedicated service and valuable contributions to the Corporation.

5.	Appointment of Chief Financial Officer

RESOLVED FURTHER, that Ho Seok Kim is hereby appointed as the Chief Financial Officer of the Corporation, effective immediately, and shall assume all duties and responsibilities inherent to that office as prescribed by the Corporation’s Bylaws and applicable law.

6.	Affirmation of Executive Leadership and Governance Changes

RESOLVED FURTHER, that the Board, having reviewed and considered the foregoing leadership changes, affirms that such actions are in the best interests of the Corporation and its stockholders, and adopts each measure accordingly.

7.	OTC Markets Alternative Reporting and Financing Authorization

RESOLVED FURTHER, that the Board hereby approves the preparation and submission of the Corporation’s OTC Markets Alternative Reporting Standard (“ARS”) disclosure statements (collectively, the “ARS Reports”) for the outstanding reporting periods ended September 30, 2024 and December 31, 2024, and for the fiscal quarter ended March 31, 2025, together with any required financial statements, certifications, and subsequent amendments;

RESOLVED FURTHER, that the Authorized Officers are directed and authorized, in the name and on behalf of the Corporation, to execute, file, and publish such ARS Reports, and any related correspondence or supplemental disclosures with OTC Markets Group Inc., and to take any other action they deem necessary or advisable in connection therewith;

RESOLVED FURTHER, that to fund the preparation of said ARS Reports—including pre-audit services by an audit-preparation firm, PCAOB audit fees, and any related audit costs from a U.S. CPA firm—the Authorized Officers are hereby authorized to negotiate, enter into, and draw upon a loan facility in an aggregate principal amount of up to US $300,000 with such lender and upon such terms and conditions as they deem appropriate, and to execute and deliver any and all agreements, promissory notes, certificates, or other instruments, and to take any other actions they deem necessary or advisable to effectuate such financing; and

RESOLVED FURTHER, that the Authorized Officers are authorized and directed to allocate the proceeds of such loan facility to the budget for the ARS project and any other outstanding budgetary requirements relating thereto.

8.	Authority to Update Corporate Records

RESOLVED FURTHER, that the proper officers of the Corporation are hereby authorized and directed to make all filings and take all other actions necessary or desirable to carry out the intent of these resolutions, including updating the Corporation’s internal records, regulatory filings, website, and public disclosures to reflect the foregoing changes.

9.	Continued Service of Independent Director

RESOLVED FURTHER, that Victor Keen shall continue to serve as an Independent Director of the Corporation, effective immediately, and the Board expresses its appreciation for his continued service and guidance.

10.	Interested-Director Recusal

RESOLVED FURTHER, that any director having an interest in the foregoing matters has recused, or shall recuse, themselves from deliberation and voting thereon, and the remaining disinterested directors have approved, or shall approve, such matters in accordance with applicable law and the Corporation’s Bylaws.

11.	Counterparts; Electronic Signatures

RESOLVED FURTHER, that this Written Consent may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, and that facsimile or electronic signatures shall be deemed originals for all purposes.

IN WITNESS WHEREOF, the undersigned, constituting at least a majority of the members of the Board of Directors of the Corporation, have executed this Written Consent as of the date first written above.

DIRECTORS:

By:		By:		By:
Name:	Elbert Michael Ussery	Name:	Seonkee Kim	Name:	Jung Min Lee
Date:	05/___/2025	Date:	05/___/2025	Date:	05/___/2025

By:		By:		By:
Name:	Birge Watkins	Name:	Victor Keen	Name:	Robert McCollar
Date:	05/___/2025	Date:	05/___/2025	Date:	05/___/2025

By:
Name:	David Lee
Date:	05/___/2025